EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Mobile Mini, Inc. Amended and Restated 1999 Stock Option Plan, as amended, of our report dated February 3, 2003 with respect to the consolidated financial statements and schedule of Mobile Mini, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Phoenix, Arizona July 24, 2003	/s/ Ernst & Young LLP

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